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                                                                      Exhibit 11

             INLAND STEEL INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
                Statement of Earnings Per Share of Common Stock


                                                                         Dollars and Shares in Millions
                                                                             (except per share data)
                                                                      -------------------------------------
                                                                             Years Ended December 31,
                                                                      -------------------------------------
                                                                     1993             1992             1991
                                                                     ----             ----             ----
PRIMARY EARNINGS PER SHARE
   OF COMMON STOCK
   Average shares of common stock outstanding                          35.5             32.8             30.9
                                                                       ----             ----             ----
                                                                       ----             ----             ----

   Loss before cumulative effect of
       change in accounting principle                              $  (37.6)        $ (159.4)        $ (275.1)
   Cumulative effect of change in accounting principle                    -           (656.2)               -
                                                                   --------         --------         --------
   Net loss                                                           (37.6)          (815.6)          (275.1)
   Dividends on preferred stock, net of tax benefit
       on dividends applicable to leveraged Series E
       Preferred Stock held by the ESOP                                32.0             32.1             30.5
                                                                   --------         --------         --------
   Net loss applicable                                             $  (69.6)        $ (847.7)        $ (305.6)
                                                                   --------         --------         --------
                                                                   --------         --------         --------
   Per Share of Common Stock:
       Before cumulative effect of
          change in accounting principle                           $  (1.96)        $  (5.83)      $  (9.88)
       Cumulative effect of change in accounting principle                -           (19.99)             -
                                                                   --------         --------       --------

       Net Loss                                                    $  (1.96)        $ (25.82)      $  (9.88)
                                                                   --------         --------       --------
                                                                   --------         --------       --------


FULLY DILUTED EARNINGS
   PER SHARE OF COMMON STOCK
   Average shares of common stock outstanding                          35.5             32.8             30.9
                                                                       ----             ----             ----
                                                                       ----             ----             ----

   Loss before cumulative effect of
       change in accounting principle                              $  (37.6)        $ (159.4)        $ (275.1)
   Cumulative effect of change in accounting principle                    -           (656.2)               -
                                                                   --------          -------         --------

   Net Loss                                                        $  (37.6)        $ (815.6)        $ (275.1)
   Dividends on antidilutive preferred stock, net
       of tax benefit on dividends applicable to
       leveraged Series E Preferred Stock held
       by the ESOP                                                     32.0             32.1             30.5
                                                                   --------         --------         --------

   Net loss applicable                                             $  (69.6)        $ (847.7)        $ (305.6)
                                                                   --------         --------         --------
                                                                   --------         --------         --------

   Per Share of Common Stock:
       Before cumulative effect of
          change in accounting principle                           $  (1.96)        $  (5.83)        $  (9.88)
       Cumulative effect of change in accounting principle                -           (19.99)               -
                                                                   --------         --------         --------

       Net Loss                                                    $  (1.96)        $ (25.82)        $  (9.88)
                                                                   --------         --------         --------
                                                                   --------         --------         --------


Note -     Series G Exchangeable Preferred Stock was issued in 1991.

           The assumed conversion of Series A, Series E and Series G Preferred Stock was antidilutive.